Exhibit 99.1

PRESS RELEASE

Contact: Walter Clark Chief Executive Officer Air T, Inc. 3524 Airport Road Maiden, NC 28650 (828) 464-8741

FOR IMMEDIATE RELEASE

Air T, Inc. Adopts Stockholder Rights Plan

MAIDEN, N.C., March 26, 2012 — Air T, Inc. (Nasdaq Capital Market:AIRT) announced today that that its Board of Directors (the “Board”) adopted a Rights Agreement, pursuant to which one preferred stock purchase right will be distributed as a dividend on each share of the Company’s common stock held of record as of the close of business on April 5 (the “Rights”). Initially, the Rights will be represented by the Company’s common stock certificates, or by the registration of uncertificated shares of common stock in the Company’s share register, and will not be exercisable.

The Rights Agreement is designed to protect against any potential coercive or abusive takeover techniques and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize full and fair value on their investment. The plan, which was adopted following evaluation and consultation with the Board’s outside advisors, is similar to plans adopted by numerous publicly traded companies.

Under the Rights Agreement, with certain exceptions, if any person or group becomes the beneficial owner of 15% or more of the Company’s common stock, then each Right not beneficially owned by such beneficial owner will entitle its holder to purchase, at the Rights’ then-current exercise price, shares of the Company’s common stock having a market value of twice the Rights’ then-current exercise price. In addition, with certain exceptions, if, after any person or group has become a beneficial owner of 15% or more of the Company’s common stock, the Company becomes involved in a merger or other business combination, each Right will entitle its holder (other than such 15% or more beneficial owner) to purchase, at the Rights’ then-current exercise price, common shares of the acquiring company having a value of twice the Rights’ then-current exercise price.

The Rights will expire at 5:00 PM Eastern time on April 5, 2015 unless earlier redeemed, exchanged or amended by the Company.

Further details about the Rights Agreement will be contained in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission by the Company.

About Air T

Air T, through its subsidiaries, provides overnight air freight service to the express delivery industry, manufactures and sells aircraft deicers and other special purpose industrial equipment, and provides ground support equipment and facilities maintenance to airlines. Air T is one of the largest, small-aircraft air cargo operators in the United States. Air T’s Mountain Air Cargo (MAC) and CSA, Air subsidiaries currently operate a fleet of single and twin-engine turbo-prop aircraft nightly in the eastern half of the United States, Puerto Rico and the Caribbean Islands. Air T’s Global Ground Support subsidiary manufactures deicing and other specialized military and industrial equipment and is one of the largest providers of deicers in the world. The Global Aviation Services subsidiary provides ground support equipment and facilities maintenance to domestic airline customers.

Statements in this press release, which contain more than historical information, may be considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which are subject to risks and uncertainties. Actual results may differ materially from those expressed in the forward-looking statements because of important potential risks and uncertainties, including but not limited to the risk that contracts with major customers will be terminated or not extended, future economic conditions and their impact on the Company’s customers, customer requirements for ground support equipment and facilities maintenance services will be less than anticipated, the timing and amounts of future orders under our contract with the United States Air Force, inflation rates, the impact of competition, changes in technology or government regulation, and the impact of terrorist activities in the United States and abroad. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. The Company is under no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.